UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

NOVEMBER 5, 2025

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K of Empire Petroleum Corporation (the “Company”) filed on September 26, 2025, on September 24, 2025, the Company issued that certain Promissory Note in the aggregate principal amount of $4,000,000 (the “Note”), due on September 23, 2027 and accruing interest at the rate of 5.5% per annum, to Phil E. Mulacek. As of September 25, 2025, Mr. Mulacek has advanced the Company $2,000,000 under the Note (the “First Advance”). Under the terms of the Note, from time to time after March 23, 2026, and for a period of six months thereafter, upon at least ten business days prior written notice, Mr. Mulacek will advance up to another $2,000,000 to the Company, provided that no Event of Default (as defined in the Note) has occurred or is continuing. The Note further provides that all or any portion of the outstanding principal amount of the Note may be converted into shares of common stock of the Company at a conversion price of $4.27 per share (the “Conversion Price”), at the option of Mr. Mulacek, at any time and from time to time. As partial consideration for the commitment to make the advances under the Note, the Company issued a warrant certificate for Mr. Mulacek to purchase 281,030 shares of common stock of the Company (the “Warrant Shares”) at an exercise price of $4.27 per share for a period of three years (the “Warrant”).

On November 5, 2025, Mr. Mulacek entered into a Letter Agreement with the Company amending the terms of the Note and the Warrant (the “Letter Agreement”).

The Note was amended, in part, as follows:

●	the advance of up to another $2,000,000 under the Note will be made at the Company’s request, but any such advance will be made in Mr. Mulacek’s sole and absolute discretion (each, an “Additional Advance” and, collectively, the “Additional Advances”);

●	the Conversion Price under the Note only applies to the First Advance and was changed from $4.27 to $4.32;

●	the Warrant Shares under the Note only apply to the First Advance and the number of Warrant Shares was changed from 281,030 to 138,889;

●	the Warrant issued in connection with the Note only applies to the First Advance and the exercise price related to the Warrant was changed from $4.27 to $4.32;

●	the Conversion Price related to each Additional Advance under the Note will be equal to the average official closing price for the five trading days immediately preceding the date of an Additional Advance (each, an “Additional Advance Conversion Price”); and

●	in the event Mr. Mulacek makes an Additional Advance, Mr. Mulacek will be entitled to receive an additional warrant certificate substantially in the form of the Warrant (a) with an exercise price equal to the Additional Advance Conversion Price and (b) covering such number of warrant shares equal to (the amount of the Additional Advance multiplied by 30%) divided by the Additional Advance Conversion Price.

The Warrant was amended, in part, as follows:

●	the exercise price was changed from $4.27 to $4.32; and

●	the number of Warrant Shares was changed from 281,030 to 138,889.

The Letter Agreement further provides that in no event shall Mr. Mulacek be entitled to receive an aggregate amount of the Company’s common stock in excess of 1,217,798 shares in connection with conversions under the Note, exercises under the Warrant and/or exercises under one or more warrants related to Additional Advances.

For a description of any material relationship between the Company and Mr. Mulacek, see the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025, the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2025 and the Company’s Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 13, 2025.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the full terms and conditions of the Letter Agreement, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
10	Letter Agreement dated November 5, 2025 between the Company and Phil E. Mulacek.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: November 7, 2025	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

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